Exhibit 4.10

AMENDMENT NO. 9 TO First Amended and Restated Registration Rights Agreement

This Amendment No. 9 to First Amended and Restated Registration Rights Agreement (this “Amendment”) is dated as of February 25, 2016, by and among NGL Energy Holdings LLC, a Delaware limited liability company (the “General Partner”), and Magnum NGL HoldCo LLC, a Delaware limited liability company (the “Magnum Investor”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Registration Rights Agreement (as defined below).
R E C I T A L S
WHEREAS, NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), acting through the General Partner, is party to that certain First Amended and Restated Registration Rights Agreement dated as of October 3, 2011 (the “Registration Rights Agreement”);
WHEREAS, reference is hereby made to Amendment No. 8 and Joinder to First Amended and Restated Registration Rights Agreement (“Amendment No. 8”), dated as of February 17, 2015, by and among the General Partner and the Magnum Investor, pursuant to which the Magnum Investor was joined as a party to the Registration Rights Agreement;
WHEREAS, the General Partner and the Magnum Investor have agreed to modify certain rights granted to, and relating to the inclusion of, the Magnum Investor as a party to the Registration Rights Agreement;
WHEREAS, pursuant to Section 6(c) of the Registration Rights Agreement, the General Partner may amend the Registration Rights Agreement in its sole discretion and without any further approval rights or action by or on behalf of the Holders to effect certain changes relating to the inclusion of additional parties to the Registration Rights Agreement; and
WHEREAS, the General Partner desires to amend the Registration Rights Agreement as set forth below.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby covenant and agree:
1.Amendment of Registration Rights Agreement.

(a)The definition of “Significant Holder” set forth in Section 1 of the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Significant Holder” means each of (i) NGL Holdings, (ii) HOH, (iii) the IEP Group, (iv) the Osterman Group (acting together in their capacities as Holders) (v) SemStream, (vi) the Pacer Propane Group (acting together in their capacities as Holders), (vii) Downeast, in each case only for so long as such Significant Holder set forth in (i) through (vii) continues to hold a Requisite Ownership Threshold, and (viii) the Magnum Investor, for so long as the Magnum Investor holds Common Units constituting at least 1% of the outstanding Common Units. Notwithstanding anything to the contrary set forth in this Agreement, (1) the Registrable Securities held by the Magnum Investor shall be determined without the application of clause (iii) of the definition of “Registrable Securities” until such time as the Magnum Investor holds less than 1% of the outstanding Common Units and (2) the Partnership may not postpone or defer any Demand Registration by the Magnum Investor pursuant to Section 2(a)(iv) for more than an aggregate of ninety (90) days.
2.Miscellaneous.

(a)From and after the date hereof, each reference in the Registration Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Registration Rights Agreement as amended hereby.

(b)Except as specifically set forth above, the Registration Rights Agreement shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects ratified and confirmed.

(c)This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and deliver this Amendment No. 1 and Joinder to First Amended and Restated Registration Rights Agreement on the date first written above.
NGL Energy Holdings LLC

By: /s/ H. Michael Krimbill
Name: /s/ H. Michael Krimbill
Title: Chief Executive Officer

MAGNUM NGL HOLDCO LLC

By: /s/ M. Scott Jones
Name: /s/ M. Scott Jones
Title: Manager

Signature Page to Amendment No. 9 to Registration Rights Agreement